Exhibit 10.2


SEATTLE--Upgrade International Corp. UPGD, an emerging leader in the development
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and commercialization of high capacity portable data storage technology, announced today that it has entered into a debt financing agreement with an institutional syndicator to obtain up to $15 million in working capital for Upgrade and its group of Companies.


The debt instrument is for a seven-year term with the principal due at maturity, and interest payable quarterly commencing in year three of the financing. The loan is secured by the issuance of 40 million shares of Company Stock, which will be issued under Rule 144A. These shares will carry a different CUSIP number from the Company's Common Stock. These shares are restricted for a three year period, and can only be traded among qualified institutional investors. Upon repayment of the credit facility, the shares are to be returned to the Company. Contained in the agreement is the stipulation that the voting rights of the 40 million shares by way of proxy will be voted in proportion with the existing shareholder base. The Company also retains the right to substitute the collateral after 18 months of the credit facility has transpired.

After consultation with the Company's accountants, management concluded that in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share, the shares issued as collateral will be considered contingently returnable shares, and will therefore, not be included in the earnings-per-share calculations or as outstanding, in as much as these shares are held for collateral purposes only and are required to be returned to the Company.

The OTC:BB has indicated that if shares are traded between qualified institutional investors under Rule 144A, these shares will not be included in the reported days volume activity.

In addition, Upgrade has agreed to place 5,000,000 common shares under Rule 506 of Regulation D with the syndicator, as a reserve for private placements, at market, with investors as designated by the syndicator. These shares of common stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption under registration requirements.

Daniel Bland, President, Upgrade International stated. "We believe that securing this facility clearly demonstrates confidence and optimism in Upgrade's technology, products, management team and growth potential, particularly given the current challenging economic environment."

Howard Jaffe, Upgrade's COO and CFO, added, "Moreover, this financing will help expedite our ability to transition from a development stage company to full-scale commercialization."

This disclosure is not an offer of securities or a solicitation of an offer to by securities. Placements will be made only to accredited investors.

About Upgrade

Upgrade International Corp. (www.upgd.com) through its ownership interest in UltraCard Inc. (www.ultracard.com), cQue Corporation and EforNet Corporation is engaged in the development and commercialization of a patented ultra high-capacity portable data storage technology. UltraCard's patented method for using existing hard disk storage technology provides both highly durable media in a credit card format and an inexpensive read/write device that together will become the next generation in personal portable data storage for a broad range of existing and new markets. Management believes that the UltraCard technology will potentially provide numerous industrial users with a combination of high levels of security and a vastly greater amount of personal transportable data storage at the lowest cost in the industry. In addition the acquisition and development of existing SmartCard solution providers represents a strategic


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market strategy designed to accelerate the integration of the vastly superior technology inherent in the UltraCard into existing and newly developing markets.

On Behalf of the Board of Directors,

Daniel S. Bland

President and Chief Executive Officer

Except for any historical information presented in this document, the matters discussed in this News Release contain "forward looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "intends", "should", or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21B of the Securities Exchange Act or 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Company. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Company assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Company's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business. Further information about the risks and uncertainties Upgrade faces can be found in its filings with the Securities and Exchange Commission, which can be accessed at http://www.sec.gov/ or http://www.freedgar.com/.

Contact Information:
Upgrade International
Daniel Bland or Howard Jaffe, 206/903-3116
Fax 206/903-3117
ir@upgd.com


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